Exhibit 10.4
CERTAIN INFORMATION OF THIS DOCUMENT HAS BEEN REDACTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT WAS OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***].”
AMENDMENT NO. 2 TO THE FIXED PRICE TURNKEY AGREEMENT FOR THE ENGINEERING, PROCUREMENT AND CONSTRUCTION OF TRAIN 5 OF
THE RIO GRANDE NATURAL GAS LIQUEFACTION FACILITY
This Amendment No. 2 to the Fixed Price Turnkey Agreement for the Engineering, Procurement and Construction of Train 5 of the Rio Grande Natural Gas Liquefaction Facility (this “Amendment”) is made and executed as of the 3rd day of September 2025 (the “Amendment Effective Date”), by and between Rio Grande LNG Train 5, LLC, a limited liability company organized under the laws of Delaware (“Owner”), and Bechtel Energy Inc., a corporation organized under the laws of Delaware (“Contractor”), each sometimes referred to individually herein as a “Party” and collectively as the “Parties.”
RECITALS
Whereas, Owner and Contractor entered into that certain Fixed Price Turnkey Agreement for the Engineering, Procurement and Construction of Train 5 of the Rio Grande Natural Gas Liquefaction Facility dated June 12, 2025, as amended by Amendment No. 1 dated August 19, 2025 (the “Agreement”).
Whereas, Owner and Contractor wish to amend certain provisions of the Agreement on the terms set forth herein to adjust the Contract Price and Guaranteed Substantial Completion Date if Owner issues the NTP after the Initial NTP Deadline.
AMENDMENT
Now, Therefore, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.    Capitalized terms used but not defined in this Amendment shall have the meaning set forth in the Agreement.
2.    Amendments:
a.    The following definitions are amended and restated in their entirety to read as follows:
“Final NTP Deadline” has the meaning set forth in Section 5.2D.4.
“Initial NTP Deadline” has the meaning set forth in Section 5.2D.
b.    New definitions are inserted in alphabetical order in Article 1.1 as follows:
“Second NTP Deadline” has the meaning set forth in Section 5.2D.1.
“Third NTP Deadline” has the meaning set forth in Section 5.2D.2.
c.    Section 5.2D is amended by inserting a new subsection 5.2D.1 and 5.2D.2 as follows:

1.    If Owner issues NTP after the Initial NTP Deadline but on or before [***] (the “Second NTP Deadline”), Contractor shall be entitled to an upward adjustment to the Contract Price in the amount of Twenty-Five Million U.S. Dollars (U.S.$ 25,000,000). Such adjustment to the Contract Price shall be Contractor’s sole and exclusive remedy for Owner’s delay in issuing NTP after the Initial NTP Deadline (except as set forth in Sections 5.2D.2, 5.2D.3 and 5.2D.4).
2.    If Owner issues NTP after the Second NTP Deadline but on or before [***] (the “Third NTP Deadline”), Contractor shall be entitled to an additional upward adjustment to the Contract Price in the amount of One Million U.S. Dollars (U.S.$1,000,000) for each Day that NTP is not issued starting the Day after the Second NTP Deadline and continuing until (i) the Day that Owner issues the NTP or (ii) the Third NTP Deadline, whichever is sooner. Such adjustment to the Contract Price shall be Contractor’s sole and exclusive remedy for Owner’s delay in issuing NTP after the Second NTP Deadline (except as set forth in Section 5.2D.3 and 5.2D.4).
d.    Former Section 5.2D.1 is renumbered to Section 5.2D.3 and amended by (a) deleting the words “Initial NTP Deadline” and replacing them with the words “Third NTP Deadline” and (b) replacing the reference to “Section 5.2D.2” with a reference to “Section 5.2D.4”.
e.    Former Section 5.2D.2 is renumbered to Section 5.2D.4 and amended by replacing the reference to “Section 5.2D.2” with a reference to “Section 5.2D.4”.
f.    Section 5.3A is amended and restated in its entirety to read as follows:
Guaranteed Substantial Completion Date. Contractor shall achieve Substantial Completion no later than the Guaranteed Substantial Completion Date. The “Guaranteed Substantial Completion Date” is [***]. The Guaranteed Substantial Completion Date shall only be adjusted as provided under this Agreement.
3.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the state of Texas (without giving effect to the principles thereof relating to conflicts of law).
4.    Counterparts. This Amendment may be signed in any number of counterparts and each counterpart (when combined with all other counterparts) shall represent a fully executed original as if one copy had been signed by each of the Parties. Electronic signatures shall be deemed as effective as original signatures.
5.    No Other Amendment. Except as expressly amended hereby, the terms and provisions of the Agreement remain in full force and effect and are ratified and confirmed by Owner and Contractor in all respects as of the Amendment Effective Date.
6.    Miscellaneous Provisions. The terms of this Amendment are hereby incorporated by reference into the Agreement. This Amendment shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. The recitals set forth in the recitals above are incorporated herein by this reference. Captions and headings throughout this Amendment are for convenience and reference only and the words contained therein shall in no way be held to define or add to the interpretation, construction, or meaning of any provision.

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IN WITNESS WHEREOF, Owner and Contractor have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Effective Date.

Contractor: BECHTEL ENERGY INC.	Owner: RIO GRANDE LNG TRAIN 5, LLC
By: /s/ Bhupesh Thakkar	By: /s/ Matt Schatzman
Printed Name: Bhupesh Thakkar	Printed Name: Matt Schatzman
Title: Senior Vice President and General Manager, LNG Business Line	Title: President and Chief Executive Officer

[Signature Page to Amendment No. 2 to RGLNG T5 – Bechtel – Train 5 EPC Agreement]